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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2004

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5725 (Commission file number)	38-1872178 (I.R.S. Employer Identification No.)
1900 West Loop South, Suite 1500, Houston, Texas 77027 (Address of principal executive offices)

Registrant's telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

        See Item 2.01 below.

Item 2.01. Completion of Acquisition or Disposition of Assets

        On December 9, 2004, Quanex Corporation (the "Company") completed the acquisition of all of the outstanding stock, through a subsidiary merger, of Mikron Industries, Inc. ("Mikron"), a privately-held Washington corporation. Mikron, an industry-leading manufacturer of engineered vinyl and thermoplastic alloy composite (MikronWood™) window components, window coverings and door components, serves the residential building and remodeling markets. Headquartered in the Seattle suburb of Kent, WA, Mikron operates modern and highly automated extrusion facilities located in the Kent area; Winnebago, IL; and Richmond, KY.

        Pursuant to the terms of the Merger Agreement dated effective as of December 9, 2004 (the "Merger Agreement"); the Company paid total cash consideration of approximately $205 million, which is subject to certain post-closing adjustments. The Merger Agreement is by and among the Company, QUANEX FOUR, INC., a Delaware corporation and wholly owned subsidiary of the Company, MIKRON INDUSTRIES, INC., a Washington corporation, and Jeffrey S. Sandwith, Susan Sandwith Crader, David A. Sandwith, Mark A. Sandwith, The W. Ronald Sandwith Special Purpose Revocable Trust pursuant to Indenture of Trust dated February 21, 2003, Jeffrey Sandwith, trustee, The Perpetual Asset Shield Trust FBO Jeffrey S. Sandwith pursuant to Indenture of Trust dated August 31, 2004, Jeffrey S. Sandwith, family trustee, The Perpetual Asset Shield Trust FBO Mark A. Sandwith pursuant to Indenture of Trust dated August 31, 2004, Mark A. Sandwith, family trustee, The Perpetual Asset Shield Trust FBO David A. Sandwith pursuant to Indenture of Trust dated August 31, 2004, David A. Sandwith, family trustee, and The Perpetual Asset Shield Trust FBO Susan Sandwith Crader pursuant to Indenture of Trust dated August 31, 2004, Susan Sandwith Crader, family trustee. The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

        The Company financed the acquisition through cash on hand and borrowings from its $310 million revolving credit facility with Comerica Bank and a syndicate of other banks. Prior to the execution of the Merger Agreement, there was no material relationship between Mikron and the Company, any affiliate of the Company, or any director or officer of the Company, and to the knowledge of the Company, there was no material relationship between Mikron and any associate of any director or officer of the Company. A press release, dated December 9, 2004, announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        Pursuant to the terms of the Merger Agreement, the Company issued Promissory Notes on December 9, 2004, of $139.9 million in aggregate. The Promissory Notes were due one day following their issuance. As of December 12, 2004, the entire amount of the Promissory Notes had been paid and as such there is no longer an obligation outstanding related to the Promissory Notes. The Promissory Notes are included as Exhibit C to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired.

        The Company will file financial statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X in an amendment to this report to be filed no later than February 24, 2005.

  (b)
  Pro Forma Financial Information.

        The Company will furnish the pro forma financial information required pursuant to Article 11 of Regulation S-X in an amendment to this report to be filed no later than February 24, 2005.

  (c)
  Exhibits.

Exhibit 2.1	Merger Agreement dated effective as of December 9, 2004. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to this Merger Agreement have not been filed with this exhibit. The schedules contain various items relating to the representations and warranties made by the parties to the Merger Agreement. The Company agrees to furnish supplementally any omitted schedule or similar attachment to the SEC upon request.
Exhibit 99.1	Press release dated December 9, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Corporation
Date: December 13, 2004	By:	/s/ TERRY M. MURPHY Terry M. Murphy Vice President—Finance and Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
2.1	Merger Agreement dated effective as of December 9, 2004. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to this Merger Agreement have not been filed with this exhibit. The schedules contain various items relating to the representations and warranties made by the parties to the Merger Agreement. The Company agrees to furnish supplementally any omitted schedule or similar attachment to the SEC upon request.
99.1	Press release dated December 9, 2004.

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SIGNATURES
INDEX TO EXHIBITS